ACUTUS MEDICAL, Inc.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is effective as of May 13, 2022 (the “Effective Date”) by and between Acutus Medical, Inc., a Delaware corporation with its principal place of business at 2210 Faraday Ave., Suite 100, Carlsbad, CA 92008 (the “Company”), and Vince Burgess, an individual (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company that are outside the usual course of the Company’s business. Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.Services and Compensation

Consultant shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services.

2.Continuation as Service Provider

For the purposes of the Company’s 2011 Equity Incentive Plan and 2020 Equity Incentive Plan (together, the “Equity Plans”), and Consultant’s Awards (as defined in the Equity Plans) issued to Consultant pursuant to the Equity Plans, the transition from Consultant’s status as an employee of Company to a consultant pursuant to this Agreement shall qualify as continuous service as a Service Provider to the Company and Consultant shall remain a Service Provider during the term of this Agreement. All time-based vesting of Consultant’s Awards will continue without any break or change until the termination of this Agreement. Upon termination of this Agreement, Consultant’s status as a Service Provider will cease and any vested Awards (as defined in the Equity Plan) will be exercisable per the terms of the Equity Plan, as applicable.

3.Confidentiality

A.Definition of Confidential Information. “Confidential Information” means any non-public information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.

B.Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Consultant’s right to engage in Protected Activity (as defined below), disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company. Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Without the Company’s prior written approval, Consultant shall not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with the Company. Consultant agrees that Consultant’s obligations under this Section 3.B shall continue after the termination of this Agreement.

C.Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D.Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

4.Ownership

A.Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas, and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the

Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.

B.Pre-Existing Materials. Subject to Section 4.A, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), (i) Consultant will provide the Company with prior written notice and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, idea, trade secret, improvement, development, concept, discovery, work of authorship or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission.

C.Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D.Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

E.Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 4.E shall continue after the termination of this Agreement.

F.Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section

4.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

5.Conflicting Obligations; Compliance

A.Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

B.Consultant shall require all Consultant’s employees, contractors, or other third-parties performing Services under this Agreement to execute a confidential information and assignment agreement in a form no less restrictive than this Agreement, and promptly provide a copy of each such executed agreement to the Company. Consultant’s violation of this Article 5 will be considered a material breach under Section 8.B.

C.Consultant represents and warrants that Consultant, and, to Consultant’s knowledge, its officers, directors, employees, and agents acting on its behalf, if applicable, have complied in all material respects with any and all applicable law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any governmental entity, and other governmental requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements (collectively, “Laws”) to which Consultant may be subject to and which relate to the subject matter of this Agreement, including Consultant’s provision of Services under this Agreement, and no claims have been filed against Consultant alleging a violation of any such Laws and Consultant has not received any notice asserting that it is not so in compliance

6.Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 4.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

7.Reports

Consultant agrees that Consultant will keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the reasonable time expended in preparing such written reports will be considered time devoted to the performance of the Services.

8.Term and Termination

A.Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) May 31, 2023 or (ii) termination as provided in Section 8.B.

B.Termination. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.\

C.Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:
1.The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Article 1 of this Agreement; and

2.Article 3 (Confidentiality), Article 4 (Ownership), Section 5.B (Conflicting Obligations), Article 6 (Return of Company Materials), Article 8 (Term and Termination), Article 9 (Independent Contractor Relationship), Article 10 (Indemnification), Article 11 (Noninterference), Article 12 (Limitation of Liability), Article 13 (Arbitration and Equitable Relief), and Article 14 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.

9.Independent Contractor Relationship

It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement.

10.Indemnification

Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents, (ii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement and corresponding Confidential Information and Invention Assignment Agreement, (iii) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (iv) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement.

11.Non-solicitation

To the fullest extent permitted under applicable law, during the term of this Agreement (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for Consultant or for any other person or entity. Consultant agrees that nothing in this Article 11 shall affect Consultant’s continuing obligations under this Agreement during and after the Restricted Period, including, without limitation, Consultant’s obligations under Article 3.

12.Limitation of Liability

IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

13.Arbitration and Equitable Relief

A.Arbitration. In consideration of Consultant’s consulting relationship with THE Company, its promise to arbitrate all disputes related to Consultant’s consulting relationship with the Company and Consultant’s receipt of the compensation and other benefits paid to Consultant by Company, at present and in the future, Consultant agrees that any and all controversies, claims, or disputes with anyone (including Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise), arising out of, relating to, or resulting from Consultant’s consulting or other relationship with the Company or the termination of Consultant’s consulting or other relationship with the Company, including any breach of this Agreement, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. CONSULTANT FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT MAY BRING ANY ARBITRATION PROCEEDING ONLY IN CONSULTANT’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. CONSULTANT MAY, HOWEVER, BRING A PROCEEDING AS A PRIVATE ATTORNEY GENERAL AS PERMITTED BY LAW. TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT AGREES TO ARBITRATE any AND ALL COMMON LAW AND/OR statutory claims under LOCAL, state, or federal law, including, but not limited to, claims under THE California Labor Code, CLAIMS RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, CLASSIFICATION, AND RELATIONSHIP WITH THE COMPANY, AND claims of BREACH OF

CONTRACT, EXCEPT AS PROHIBITED BY LAW. CONSULTANT ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT CONSULTANT AGREEs TO ARBITRATE, CONSULTANT HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. Consultant further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Consultant. CONSULTANT UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES CONSULTANT TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS CLAIMS UNDER THE SARBANES-OXLEY ACT.

B.Procedure. Consultant agrees that any arbitration will be administered by JAMS pursuant to its EMPLOYMENT Arbitration Rules & Procedures (the “JAMS Rules”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UNDER THE CALIFORNIA ARBITRATION ACT (CALIFORNIA CODE CIV. PROC. § 1280 ET. SEQ (THE “CAA”). CONSULTANT AGREES THAT THE USE OF THE JAMS RULES DOES NOT CHANGE CONSULTANT’S CLASSIFICATION TO THAT OF AN EMPLOYEE. TO THE CONTRARY, CONSULTANT REAFFIRMS THAT CONSULTANT IS AN INDEPENDENT CONTRACTOR. Consultant agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. Consultant agrees that the arbitrator shall issue a written decision on the merits. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. CONSULTANT AGREES that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. Consultant agrees that the arbitrator shall administer and conduct any arbitration in ACCORDANCE with CALIFORNIA LAW, including the California Code of Civil Procedure AND THE CALIFORNIA EVIDENCE CODE, and that the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to rules of conflict of law. Consultant further agrees that any arbitration under this agreement shall be conducted in SAN DIEGO COUNTY, california.

C.Remedy. EXCEPT FOR THE PURSUIT OF ANY PROVISIONAL REMEDY PERMITTED BY THE CAA OR OTHERWISE PROVIDED BY THIS AGREEMENT, CONSULTANT AGREES THAT ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE COMPANY AND CONSULTANT.

D.Availability of Injunctive Relief. In accordance with Rule 1281.8 of the California Code of Civil Procedure, the Parties agree that any party may also petition the court for injunctive relief where either party alleges or claims a violation of any agreement regarding INTELLECTUAL PROPERTY, confidential information OR NONINTERFERENCE. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees.

E.Administrative Relief. Consultant understands that this Agreement does not prohibit Consultant from pursuing AN Administrative claim with local, state or federal administrative bodIES OR GOVERNMENT AGENCIES such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, the National Labor Relations Board, THE SECURITIES AND EXCHANGE COMMISSION, or the workers’ compensation board. this agreement does, however, preclUde consultant from bringing any alleged wage claims with the Department of labor standards enforcement. Likewise, This Agreement does preclude Consultant from pursuing court action regarding any Administrative claims, except as permitted by law.

F.Voluntary Nature of Agreement. Consultant acknowledges and agrees that CONSULTANT is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Consultant further acknowledges and agrees that CONSULTANT has carefully read this Agreement and that Consultant has asked any questions needed for Consultant to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Consultant is waiving CONSULTANT’S right to a jury trial. Finally, Consultant agrees that CONSULTANT has been provided an opportunity to seek the advice of an attorney of Consultant’s choice before signing this Agreement.’

14.Miscellaneous

A.Governing Law; Consent to Personal Jurisdiction. With the exception of the arbitration requirements set forth in Article 13 herein, this Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California for any lawsuit filed against Consultant by the Company.

B.Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.

C.Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

D.Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E.Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F.Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G.Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 14.G.

1.If to the Company, to:
2210 Faraday Avenue, Suite 100
Carlsbad, CA 92008
Attention: David Roman, CFO

2.If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

H.Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

I.Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

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IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

CONSULTANT Acutus Medical, Inc.

By: /s/ Vince Burgess By: /s/ David Roman____________________

Name: Vince Burgess Name: David Roman
Title: Chief Financial Officer

Contact Phone and Email:

Address for Notice:

EXHIBIT A
SERVICES AND COMPENSATION

1.Contact. Consultant’s principal Company contact:
Name: David Roman
Title: CFO
Email: david.roman@acutus.com

2.Services. Consultant will provide all reasonable assistance to the Company with respect to (and will not directly or indirectly interfere with) the transition of the role of Chief Executive Officer (the “Role”). Specifically, Consultant agrees to share with the Company all information reasonably requested or otherwise necessary for an efficient and effective transition of the Role. Consultant will provide advisory services related to a range of Company financing options, including non-dilutive financing, partnerships, licensing, and distribution agreements.

3.Compensation.

a.The Company will pay Consultant $5,000.00 per month for up to 20 hours of Services in the applicable month. Additional time spent on Services above the 20 hours, if and when agreed to by the Parties, will be billed by Consultant at $250 per hour. In addition, Consultant will receive equity in the form of RSUs totaling 140,000 shares. This equity will vest in four equal installments, quarterly over a 12-month period in accordance with the grant award documents.

b.Consultant will receive a cash payment totaling $150,000 upon the Company’s receipt of the First Closing Purchase Price, as defined in that certain Asset Purchase Agreement, by and between the Company and Medtronic, Inc., dated April 26, 2022.

c.Consultant will receive a cash payment totaling $100,000 upon the completion of projects beneficial to the Company as defined and determined by the Board of Directors during the Term (the “Transaction”). In addition, Consultant will receive equity in the form of performance-based RSUs totaling 70,000 shares. This equity will vest upon the closing of the Transaction during the Term in accordance with the grant award documents.

The Company will also reimburse Consultant, in accordance with Company policy, for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.

Within 30 days after the end of each applicable month, Consultant shall submit to the Company a written invoice for Services and expenses for the prior month, and such statement shall be subject to the approval of the contact person listed above or other designated agent of the Company. The Company will pay all undisputed amounts within 30 days after the submission of the invoice by Consultant.